Exhibit 10.13

                  AMENDMENT NO. 1 TO CONTRACT NUMBER T50211100
                             INTELSAT USA SALES CORP

This Amendment (the "Amendment") is made as of December 2, 2005 (the "Effective Date") by and between Urban Television Network Corporation, a corporation organized and existing under the laws of the State of Nevada with offices located at 2707 S. Cooper, Ste. 119, Arlington, Texas 76015 (hereinafter referred to as the "Customer", which expression shall include its successors and permitted assigns) and Intelsat USA Sales Corp., a company incorporated under the laws of the State of Delaware, with offices at 3400 International Drive, N.W. Washington D.C. 20008 (hereinafter referred to as "Intelsat", which expression shall include its successors and permitted assigns); each of them referred to individually as a "Party" and collectively as the "Parties".

WHEREAS, Loral Skynet and the Customer executed an Agreement for the provision of C-Band capacity on Intelsat Americas ("IA") 5, formerly Telstar 5, dated 20 November 2002 (the "Agreement");

WHEREAS, Loral Skynet assigned its rights and obligations under the Agreement to Intelsat effective 17th March 2004;

WHEREAS, the Parties desire to amend the Service Terms and Conditions of the Agreement as hereinafter set forth.

NOW THEREFORE, the Parties agree to amend the Terms and Conditions to the Agreement as described below:

     A. The Customer hereby acknowledges and agrees to the assignment of the Agreement from Loral Skynet to Intelsat effective as of the 17th of March 2004.

     B. All references to "Loral Skynet" shall be replaced by "Intelsat USA Sales Corp."

     C.   Section  1.1 of the  Agreement  is  supplemented  with the  following:
          Intelsat offers and Customer hereby accepts satellite space segment service from 22 November 2005 through and including 21 November 2010. Such service consists of Non-Preemptible, C-Band satellite space segment capacity, consisting of 6.0 MHz of power equivalent bandwidth ("PEB") on a full-time basis via the IA-5 satellite, located at 97(degree)W.L., along with TT&C, and maintenance of the satellite used to provide the space segment capacity (collectively, the "Service" or "Services").

     D. Section 2 RATES shall be deleted in its entirety and replaced with the following:

                                                             Monthly Rate Per
              Service        Satellite         Term           Space Segment

          6 MHz, C-Band        IA-5      22 November 2005-      $ 17,850
          Non-Preemptible     (C03)      21 November 2010


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     E.   Section 4 WIRE TRANSFER  INSTRUCTIONS shall be deleted in its entirety and replaced with the following:

          4.   PAYMENT INSTRUCTIONS

          All payments due hereunder shall be remitted in US Dollars to:

          Intelsat USA Sales Corp.
          Citibank FSB, Washington, D.C.
          ABA # 254070116
          Account number 15096572

          Payments by check should be made out to Intelsat USA Sales Corp. and remitted to:

          Cashier
          Intelsat
          3400 International Drive, NW,
          Washington, D.C. 20008

     F. Section 5 Payment Schedule shall be added to the Agreement and should read as follows:

          a) In addition to the monthly rate for the space segment of $17,850, the Customer will continue to pay past due amounts.

          b) Payments shall be made according to the following payment schedule:

               i) A payment in the amount of $20,000 shall be made prior to December 15, 2005. This amount shall be credited against the total amount due of $54,442.43. In addition, an invoice in the amount of $17,850 for December 2005 services will be due. Therefore, the December 2005 schedule shall be as follows:
               $54,442.43 + $17,850 - $20,000 = $52,292.43 will still be due.

               ii) It is further agreed that the remaining $52,292.43 can be paid in three installments of $17,430.81 each, beginning in January through March 2006. Additionally, Customer must also send in their normal recurring charges for these months. Therefore, total payments of $35,280.81 each for the first three months January through March of 2006 will be due.

          c) Any shortfall from the monthly expected payment may result in immediate termination of all services. Should Intelsat terminate the services due to non-payment, all amounts unpaid set forth above will become due and payable.

          d) This repayment arrangement in no way affects any remedies which may be available to Intelsat at law or in equity and in no way alters any of Intelsat's rights under any agreements entered into, either now or in the future, between Intelsat and Customer.

     G. Section 6 (ii) shall be deleted in its entirety and replaced with the following:

          (ii) If to Intelsat: Intelsat USA Sales Corp. 3400
                               International Drive, N.W. Washington, D.C. 20008
                               Telephone: (202) 944-6847 Fax: (202) 944-8120
                               e-mail: uscontractnotices@intelsat.com Attention:
                               Director, Contracts

     H. Except as herein amended, all other provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall supersede those of the Agreement and exclusively govern the matter in question.


IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Amendment as of the Effective Date first written above.

Intelsat USA Sales Corp.                    URBAN TELEVISION NETWORK CORPORATION


By:                                         By: /s/ Jacob R. Miles III
Print Name:                                 Print Name: Jacob R. Miles III
Title:                                      Title: Chief Executive Officer
Date:                                       Date: December 2, 2005